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                                  EXHIBIT 99.5
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                               MARKETING MATERIALS

                                       FOR

                              MAGYAR BANCORP, INC.
                               MHC REORGANIZATION


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                              MAGYAR BANCORP, INC.
                       STOCK OFFERING MARKETING MATERIALS


                              TABLE OF CONTENTS(1)
                              -----------------


CORRESPONDENCE
--------------
Letter to Members (Eligible to Vote and Buy - Voting Record Date Depositors) Letter to ERD and SERD Closed Accounts (Can Buy, Not Vote)
Potential Investor Letter (Call-Ins and Community Prospects)
Ryan Beck "Broker Dealer" Letter
Stock Order Acknowledgment Letter
Stock Certificate Mailing Letter
Proxygram Vote Reminder #1
Proxygram Vote Reminder #2

ADVERTISEMENTS
--------------
Local Newspaper Advertisement (optional - assumes Community Offering is underway)
Vote -- Branch Lobby Poster
Stock Information Center Location Poster for Lobby
Stock Information Center Location Poster for Back Entrance

FORMS
-----
Stock Order Form
Proxy Card (not included -- drafted by counsel)

OTHER
-----
Map

(1) Does not include 401(k) offering materials - to be drafted by counsel

NOTE: Community information meetings for potential investors are not expected.

NOTE: The offering package will be mailed only to eligible current/past depositors. No community members will be targeted. We will have offering packages on hand in case the market dictates that we should target a wider base by conducting a Community Offering. The Community Offering, if any, will occur after the Subscription Offering has commenced.

LETTER TO MEMBERS ELIGIBLE TO VOTE
[Magyar Bancorp, Inc. Letterhead]


Dear Valued Customer:

I am pleased to inform you of an investment opportunity and to request your vote. Magyar Bank is reorganizing from a mutual savings bank into the mutual holding company corporate structure, pursuant to out Plan of Reorganization and Stock Issuance (the "Plan"). We are forming Magyar Bancorp, Inc. to become the Bank's parent company. Magyar Bancorp is now conducting an initial public stock offering. As a result of the reorganization and related offering, Magyar Bancorp, Inc. will become partially owned by investors, while a majority of its outstanding common stock will be owned by a mutual holding company that we are forming. Also pursuant to the Plan, we are forming a non-profit charitable foundation to be funded with shares of Magyar Bancorp, Inc. stock.

As an eligible Magyar Bank depositor as of June 30, 2004, September 30, 2005 or [voting record date] you have an opportunity, without any obligation, to subscribe for shares of Magyar Bancorp, Inc. common stock, before shares are offered for sale to the public. The common stock is being offered at $10.00 per share, and no commission will be charged to investors in the offering.

THE PROXY VOTE We have received conditional regulatory approval to implement the Plan, as described in the enclosed Proxy Statement. We must also receive the approval of our depositors. YOUR PROMPT VOTE IS VERY IMPORTANT. Please sign all of your enclosed proxy cards, and return them to us promptly, using the Proxy Reply Envelope provided. You may receive more than one proxy card, depending on the ownership structure of your accounts at the Bank. There are no duplicate proxy cards. NOT RETURNING PROXY CARDS HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN. Our Board of Directors urge you to vote "FOR" the Plan of Reorganization. Please note that:

     |X| Deposit accounts will remain insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. The shares of common stock offered for sale however, like all common stock, cannot be insured.
     |X| The Plan will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts. You will continue to enjoy the same services, with the same Board of Directors and staff.
     |X| The reorganization is an internal corporate restructuring meant to give added flexibility to better achieve future business goals.
     |X| Our business focus will not change. We will continue to operate as an independent, community-oriented bank.

THE STOCK OFFERING Before making an investment decision, please review the enclosed Prospectus, including the section entitled "Risk Factors." If you are interested in purchasing shares of Magyar Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Payment may be in the form of check, money order or authorization to withdraw funds (without early withdrawal penalty) from certain of your Magyar Bank deposit account(s). Stock Order Forms, properly executed and with full payment, must be received (not postmarked) no later than 12:00 noon Eastern time, on ________, 2005.

After the offering concludes, Magyar Bancorp Inc. common stock is expected to trade on the Nasdaq National Market, under the symbol "MGYR".

I invite you to consider this opportunity to share in our future by becoming a stockholder of Magyar Bancorp, Inc., and I thank you for your continued support as a customer of our Bank. If you have questions about the offering or voting on the Plan, refer to the Prospectus and the Proxy Statement, respectively, or call our Stock Information Center at the number shown below.
Sincerely,


Elizabeth E. Hance
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

                                   Questions?
Call our Stock Information Center at (__) ___-____, From 10:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday

LETTER TO CLOSED ACCOUNTS -- Can Buy, Not Vote
[Magyar Bancorp, Inc. Letterhead]


Dear Friend:

I am pleased to inform you of an investment opportunity. Magyar Bancorp, Inc., the newly formed stock holding company of Magyar Bank, is conducting an initial public stock offering. As a result of the reorganization and related offering, Magyar Bancorp, Inc. will become partially owned by investors, while a majority of its outstanding common stock will be owned by a mutual holding company that we are forming. Also pursuant to the Plan, we are forming a non-profit charitable foundation to be funded with shares of Magyar Bancorp, Inc. stock. After the reorganization and related offering, we will continue to operate as an independent, community-oriented bank.

As an eligible Magyar Bank depositor as of June 30, 2004 or September 30, 2005, whose account was closed thereafter, you have an opportunity, without any obligation, to subscribe for shares of common stock, before shares are offered for sale to the public. The common stock is being offered at $10.00 per share, and no commission will be charged to investors in the offering.

Before making an investment decision please review the enclosed Prospectus, including the section entitled "Risk Factors". If you are interested in purchasing shares of Magyar Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Stock Order Forms, properly executed and with full payment, must be received (not postmarked) no later than 12:00 noon Eastern time, on _________, 2005.

After the offering concludes, Magyar Bancorp Inc. common stock is expected to trade on the Nasdaq National Market, under the symbol "MGYR".

If you have questions regarding the offering, please refer to the Prospectus or call our Stock Information Center at the number shown below.

Sincerely,


Elizabeth E. Hance
President and Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.


                                   Questions?
              Call our Stock Information Center at (___) ___-____,
        From 10:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday

POTENTIAL INVESTOR LETTER (Community Offering)
[Magyar Bancorp, Inc. Letterhead]

This letter is for those who request offering materials. Requests will be granted if/when a Community Offering is conducted.


Dear Friend:

I am pleased to inform you of an investment opportunity. Magyar Bancorp, Inc., the newly formed stock holding company of Magyar Bank, is conducting an initial public stock offering. As a result of the reorganization and related offering, Magyar Bancorp, Inc. will become partially owned by investors, while a majority of its outstanding common stock will be owned by a mutual holding company that we are forming. Also pursuant to the Plan, we are forming a non-profit charitable foundation to be funded with shares of Magyar Bancorp, Inc. stock. After the reorganization and related offering, we will continue to operate as an independent, community-oriented bank.

Before making an investment decision please review the enclosed Prospectus, including the section entitled "Risk Factors." The common stock is being offered at $10.00 per share, and no commission will be charged to investors in the offering. If you are interested in purchasing shares of Magyar Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Order Reply Envelope provided. Stock Order Forms, properly executed and with full payment, must be received (not postmarked) no later than 12:00 noon Eastern time, on _________, 2005.

After the offering concludes, Magyar Bancorp Inc. common stock is expected to trade on the Nasdaq National Market, under the symbol "MGYR".

If you have questions regarding the offering, please refer to the enclosed Prospectus, or call our Stock Information Center at the number shown below.

Sincerely,


Elizabeth E. Hance
President and Chief Executive Officer


This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.


                                   Questions?
              Call our Stock Information Center at (___) ___-____,
        From 10:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday

RYAN BECK "BROKER DEALER" LETTER
[Ryan Beck Letterhead]


Dear Sir/Madam:

At the request of Magyar Bancorp, Inc., we are enclosing materials regarding the offering of Magyar Bancorp, Inc. common stock. We have included in the package a Prospectus describing the stock offering.

Ryan Beck & Co., Inc. has been retained by Magyar Bancorp, Inc. as selling agent in connection with the stock offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.


Sincerely,


RYAN BECK & CO.




This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.


-----------------------------
NOTE: To accompany the Letter to Members, Letter to Closed Accounts and Potential Investor Letter.

STOCK ORDER ACKNOWLEDGMENT LETTER

[imprinted with name & address of subscriber]        Magyar Bancorp, Inc. [Logo]


Date
                           STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Magyar Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at (___) ___-____, from 10:00 a.m. to 4:00 p.m. Eastern time, Monday through Friday.

Refer to the batch and order number listed below when contacting the Stock Information Center.

--------------------------------------------------------------------------------
ORDER INFORMATION:
------------------
Batch #:   _____
Order #: _____
No. of Shares Requested:  _________
Offering Category:  _____ (subject to verification; see descriptions below)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
STOCK REGISTRATION:
-------------------
Name 1
Name 2
Name 3
Address 1
Address 2
City, State, Zip
Ownership Type:  ______
--------------------------------------------------------------------------------

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Share allocation procedures and purchase limitations are described in the Prospectus dated _______, 2005, starting on page __.

The offering period ends at 12:00 noon Eastern time, on _____, 2005. We must receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,
Magyar Bancorp, Inc.

--------------------------------------------------------------------------------
OFFERING CATEGORY DESCRIPTION:
     1. Depositors of Magyar Bank with a minimum of $50.00 on deposit as of the close of business on June 30, 2004;
     2.   The Magyar Bank tax-qualified employee plans;
     3. Depositors of Magyar Bank with a minimum of $50.00 on deposit as of the close of business on September 30, 2005;
     4. Depositors of Magyar Bank as of the close of business on [voting record date];
     5. Community Offering - Natural persons residing in Middlesex and Somerset Counties, New Jersey;
     6. Community Offering - Persons not qualified in any of the above categories.

--------

NOTE: Printed and mailed in the Stock Information Center after an order is processed.

STOCK CERTIFICATE MAILING LETTER


Dear Stockholder:

I would like to welcome you as a stockholder of Magyar Bancorp, Inc. A total of _______ shares were purchased by investors at $10.00 per share.

Your stock certificate is enclosed. Please review it to make sure the registration name and address are correct. If you find an error or have any questions about your certificate, please contact our Transfer Agent:

                                     [NAME]

                                    by mail:

                                       or
                                    by phone:

                                       or
                                    by email:

If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest at Magyar Bank's passbook rate of ___% per annum, calculated from the date your subscription funds were received until the date of the check mailed to you.

If your stock order was to be paid in full or in part by authorizing a withdrawal from a Magyar Bank deposit account, the withdrawal necessary to pay for your shares has been made. Interest was earned at your account's contractual rate and was credited to your account through the date of withdrawal, _______, 2005.

Magyar Bancorp, Inc.'s common stock trades on the Nasdaq National Market, under the symbol "MGYR".

Thank you for participating in our offering.

Sincerely,


Elizabeth E. Hance
President and Chief Executive Officer


----------------------------------
NOTE: Letter assumes the order is filled. This letter will be tailored in the event of oversubscription to mention interest plus refund. This letter will be mailed by the Transfer Agent.

PROXYGRAM LETTER #1

This reminder note accompanies a proxy card and return envelope sent to high vote customers shortly after the initial mailing. For a second reminder, we will use the note on the next page.


                          YOUR VOTE IS IMPORTANT TO US!

                       Please vote and return the enclosed
                                   Proxy Card!

     IF YOU HAVE NOT YET VOTED THE PROXY CARD(S) WE RECENTLY MAILED TO YOU,
                PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD.

               FOR YOUR CONVENIENCE, WE ENCLOSED A REPLY ENVELOPE.

Note that:
o VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING OUR OFFERING.

o THE PLAN OF REORGANIZATION CHANGES OUR CORPORATE FORM OF ORGANIZATION. IT WILL NOT RESULT IN CHANGES TO OUR STAFF OR YOUR ACCOUNT RELATIONSHIPS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FDIC - INSURED.

o    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN OF REORGANIZATION.

o    NOT VOTING AS THE SAME EFFECT AS VOTING "AGAINST" THE PROPOSAL.


      If you receive more than one of these reminder mailings, please vote each proxy card received. None are duplicates!

                                   QUESTIONS?
           Please call our Stock Information Center at (___) ___-____,
        Monday through Friday, from 10:00 a.m. to 4:00 p.m. Eastern time

                               Magyar Bank [LOGO]
--------------
NOTE:  This is printed on 8 1/2" x 11" yellow paper.

PROXYGRAM LETTER #2

                                    REMINDER


                       PLEASE VOTE AND RETURN THE ENCLOSED
                                  PROXY CARD!

           Our records indicate we have not received the Proxy Card(s)
            we mailed to you [earlier this month]. If you are unsure
              whether you voted the Proxy Card(s), please vote the
                        enclosed replacement Proxy Card.
                       Your vote cannot be counted twice!

                YOUR BOARD OF DIRECTORS HOPES THAT YOU VOTE "FOR"
                           THE PLAN OF REORGANIZATION.

                    NOT VOTING HAS THE SAME EFFECT AS VOTING
                             "AGAINST" THE PROPOSAL.

   Voting does not obligate you to purchase shares of common stock during our offering, nor does it affect your deposit accounts or loans.

If you receive more than one of these remainder mailings, please vote each proxy card received. None are duplicates!

                                   THANK YOU!


                                   Questions?
           Please call our Stock Information Center at (___) ___-____, Monday through Friday, 10:00 a.m. to 4:00 p.m. Eastern time

                               Magyar Bank [LOGO]


----------
Note:  This is printed on 8 1/2" x 11" blue paper

LOCAL NEWSPAPER ADVERTISEMENT
(Optional - assumes that a Community Offering is underway)


                           Magyar Bancorp, Inc. [LOGO]
                         Holding Company for Magyar Bank


                             UP TO 2,277,000 SHARES
                                  COMMON STOCK


                                $10.00 Per Share
                                 Purchase Price




Magyar Bancorp, Inc., newly organized to become the stock holding company of Magyar Bank, is conducting its initial public offering of common stock.

THIS OFFERING EXPIRES AT 12:00 NOON EASTERN TIME, ON ___________, 2005.

To receive a Prospectus and stock order form, you may call or visit our Stock Information Center, open Monday through Friday, 10:00 a.m. to 4:00 p.m. The Stock Information Center is located at Magyar Bank, 400 Somerset Street, New Brunswick, New Jersey. The Stock Information Center phone number is (___)
___-____.




This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

VOTE -- BRANCH LOBBY POSTER
(To be placed on lobby doors, easel or teller window placards)


                          HAVE YOU CAST YOUR VOTE YET?


Dear Depositors:


    We would like to remind you to vote on the proxy cards we mailed to you.

     Our directors recommend that you join them in voting "FOR" the Plan of
                                Reorganization.

     The Plan of Reorganization will not result in changes to your account relationships with Magyar Bank. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

    Voting does not obligate you to purchase shares of Magyar Bancorp, Inc.
                       common stock during the offering.

          If you have any questions about the stock offering or voting, call our Stock Information Center at (___) - ___ - ______,
                 Monday through Friday, 10:00 a.m. to 4:00 p.m.

           Our Stock Information Center is located at our main office,
                       400 Somerset Street, New Brunswick.


                               Magyar Bank [LOGO]


This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

STOCK INFORMATION CENTER LOBBY POSTER




                                   LOOKING FOR


                             MAGYAR BANCORP, INC.'S


                            STOCK INFORMATION CENTER?




                     PLEASE CHECK IN WITH OUR RECEPTIONIST.

STOCK INFORMATION CENTER BACK ENTRANCE POSTER




                                   LOOKING FOR


                             MAGYAR BANCORP, INC.'S


                            STOCK INFORMATION CENTER?




                PLEASE CHECK IN WITH OUR RECEPTIONIST LOCATED IN
                          THE MAIN LOBBY OF THE BANK.